UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2007

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2007, Golden Eagle International, Inc. (hereafter referred to as “us” or “we”) entered into the following seven separate Series B Contingent Convertible Preferred Stock Subscription Agreements (“Subscription Agreement” or “Subscription Agreements”) that collectively provide for the purchase of 300,000 shares of our Series B contingent convertible preferred stock for cash totaling $300,000.

1)	Subscription Agreement with Gregg Voss providing for the issuance of 25,000 shares of Series B Contingent Convertible Preferred Stock to Gregg Voss for a price of $1.00 per share in exchange for cash of $25,000;

2)	Subscription Agreement with Sierra West Capital, LLC (“Sierra”), providing for the issuance of 25,000 shares of Series B Contingent Convertible Preferred Stock to Sierra for a price of $1.00 per share in exchange for cash of $25,000:

3)	Subscription Agreement with Robert Chramosta providing for the issuance of 50,000 shares of Series B Contingent Convertible Preferred Stock to Robert Chramosta for a price of $1.00 per share in exchange for cash of $50,000;

4)	Subscription Agreement with the Alfred O. Brehmer Trust, FBO, Linda K. Kaufman (the “Bremer Trust”), providing for the issuance of 25,000 shares of Series B Contingent Convertible Preferred Stock to the Bremer Trust for a price of $1.00 per share in exchange for cash of $25,000;

5)	Subscription Agreement with Mark Lee providing for the issuance of 25,000 shares of Series B Contingent Convertible Preferred Stock to Mark Lee for a price of $1.00 per share in exchange for cash of $25,000;

6)	Subscription Agreement with the John R. Saunders Trust (the “Saunders Trust”) providing for the issuance of 100,000 shares of Series B Contingent Convertible Preferred Stock to the Saunders Trust for a price of $1.00 per share in exchange for cash of $100,000; and

7)	Subscription Agreement with Bruce H. Penrod providing for the issuance of 50,000 shares of Series B Contingent Convertible Preferred Stock to Bruce H. Penrod for a price of $1.00 per share in exchange for cash of $50,000.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

(a)     On February 5, 2007, we issued 300,000 shares of our Series B contingent convertible preferred stock to seven accredited investors in exchange for their investment of $300,000.

(b)     There were no placement agents or underwriters involved in the transactions and no underwriting discounts or commissions were paid in connection with the transactions.

(c)     The transactions were completed for cash in the amount of $300,000 from the seven accredited investors.

(d)     We relied on the exemption from registration provided by Sections 4(2) and 4(6) and Rule 506 of Regulation D under the Securities Act of 1933 for these transactions. We believed these exemptions were available because:

o	All purchasers were accredited investors;

o	There was no general solicitation or general advertising involved in the offer or sale;

o	The offer and sale did not involve a public offering; and

o	We will be placing restrictive legends on the certificates representing these securities issued to the accredited investors stating that the securities were not registered under the Securities Act of 1933 and are subject to restriction on their transferability and resale.

(e)     Our Series B contingent convertible preferred stock is convertible for common shares of our stock at the conversion ratio of 250 shares of common stock for every 1 share of Series B contingent convertible preferred.  We have no registration obligation with respect to the shares of Series B contingent convertible preferred stock issued.

(f)     We intend to use the proceeds of these sales of Series B contingent convertible preferred stock for working capital and general corporate expenses, including our business and development efforts in Bolivia.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

10.1	Series B Contingent Convertible Preferred Stock Subscription Agreement for Gregg Voss.

10.2	Series B Contingent Convertible Preferred Stock Subscription Agreement for Sierra West Capital, LLC.

10.3	Series B Contingent Convertible Preferred Stock Subscription Agreement for Robert Chramosta.

10.4	Series B Contingent Convertible Preferred Stock Subscription Agreement for the Alfred O Brehmer Trust, FBO, Linda K. Kaufman.

10.5	Series B Contingent Convertible Preferred Stock Subscription Agreement for the Mark Lee.

10.6	Series B Contingent Convertible Preferred Stock Subscription Agreement for the John R. Saunders Trust.

10.7	Series B Contingent Convertible Preferred Stock Subscription Agreement for Bruce H. Penrod.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of February, 2007.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer